UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 18, 2002

MICRO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-06253	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Goodyear, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

Item 5. – Other Events –Short-Term Loan From Micro Investment, LLC.

          On November 21, 2002, Micro Therapeutics, Inc. (“MTI”) announced that on November 18, 2002, it obtained a short-term loan by issuing an Unsecured Promissory Note (the “Note”) in the principal amount of three million dollars ($3,000,000) to Micro Investment, LLC, a Delaware limited liability company and MTI’s majority stockholder. The Note bears interest at the rate of ten percent (10%) per annum prior to maturity and twelve percent (12%) per annum thereafter. The Note is due and payable by MTI upon the earlier of (i) the demand of Micro Investment or (ii) May 18, 2003.

          As previously reported by MTI, on September 3, 2002 MTI obtained a commitment from Micro Investment to lead a $30 million private placement of its common stock, either as the sole or as a participating investor, in two stages, to replenish MTI’s cash reserves after making the initial payment with respect to MTI’s October 4, 2002 acquisition of Dendron GmbH, a privately owned, German-based developer and manufacturer of neurovascular focused products such as embolic coils for the treatment of brain aneurysms, and to support the anticipated short-term working capital needs of the combined operations. The first stage of the private placement closed on September 30, 2002, at which time MTI issued 4,056,399 shares of its common stock to the investors at a purchase price of $2.083 per share, resulting in aggregate proceeds to MTI of $8,449,481. In the second stage of the private placement, the investors are obligated to purchase an additional 10,345,905 shares of MTI common stock at a purchase price of $2.083 per share, subject to certain customary closing conditions, which would result in aggregate proceeds to MTI of $21,550,519. Before MTI can close the second stage of the private placement, however, stockholder approval will be required in order to increase the number of shares MTI is authorized to issue, and to comply with Nasdaq’s interpretation of its marketplace rules.

          MTI has agreed to prepare a proxy statement, file it with the Securities and Exchange Commission and distribute it to its stockholders in order to obtain stockholder approval. However, based on the time frame MTI believes is required for filing and distributing the proxy statement, MTI required a short-term loan in order to satisfy its short-term capital requirements. The loan is being made by Micro Investment to provide MTI with the short-term working capital that MTI anticipates it will require until the anticipated closing of the second stage of the private placement.

          This announcement is not an offer to sell either the Note issued to Micro Investment in connection with the short-term loan, or the common stock issued or to be issued in the private placement described above. The private placement is being made by MTI without a selling agent, and the opportunity to participate in the private placement was available to a very limited group of accredited investors. Neither the shares of common stock issued or to be issued in the private placement, nor the Note issued to Micro Investment in connection with the short-term loan have been registered under the Securities Act of 1933, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The investors participating in the private placement are entitled to registration rights that require MTI to prepare and file with the Securities and Exchange Commission, as soon as practicable after the closing of the second stage of the private placement, a registration statement under the Securities Act of 1933 for the purpose of registering for resale, all of the shares of MTI’s common stock that are sold in the private placement.

          The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement entered into in connection with the private placement, which is incorporated herein by reference to MTI’s Form 8-K, as filed with the Securities and Exchange Commission on September 6, 2002, and the Joinder Agreement and First Amendment to Securities Purchase Agreement, which is incorporated herein by reference to MTI’s Form 8-K, as filed with the Securities and Exchange Commission on October 10, 2002. A copy of the press release announcing the issuance of the Note is attached hereto as Exhibit 99.1.

Item 7. – Exhibits

          (c)      Exhibits.

Exhibit Number	Description
2.1
Securities Purchase Agreement dated September 3, 2002 by and between Micro Therapeutics, Inc. and the investors named therein. (Incorporated by reference to Exhibit 2.1 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on September 6, 2002).

2.1.1
Joinder Agreement and First Amendment to Securities Purchase Agreement, dated September 30, 2002 by and between Micro Therapeutics, Inc. and the investors named therein. (Incorporated by reference to Exhibit 2.1.1 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on October 10, 2002).

10.1	Unsecured Promissory Note, dated November 18, 2002, in the principal amount of $3,000,000 and payable to Micro Investment, LLC.
99.1	Press Release, dated November 21, 2002.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

November 21, 2002	/s/ Harold A. Hurwitz

Harold A. Hurwitz Assistant Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Securities Purchase Agreement dated September 3, 2002 by and between Micro Therapeutics, Inc. and the investors named therein. (Incorporated by reference to Exhibit 2.1 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on September 6, 2002).

2.1.1
Joinder Agreement and First Amendment to Securities Purchase Agreement, dated September 30, 2002 by and between Micro Therapeutics, Inc. and the investors named therein. (Incorporated by reference to Exhibit 2.1.1 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on October 10, 2002).

10.1	Unsecured Promissory Note, dated November 18, 2002, in the principal amount of $3,000,000 and payable to Micro Investment, LLC.

99.1	Press Release, dated November 21, 2002.